Exhibit 99.1

SHEA HOMES LIMITED PARTNERSHIP AND SHEA HOMES FUNDING CORP.

ANNOUNCE RESULTS OF EXCHANGE OFFER

WALNUT, Calif., May 4, 2012 — Shea Homes Limited Partnership and Shea Homes Funding Corp. (the “Companies”) today announced the results of their offer to exchange up to $750.0 million principal amount of newly issued 8.625% Senior Secured Notes due 2019, registered under the Securities Act of 1933, as amended (the “Securities Act”) for a like principal amount of their outstanding, privately placed 8.625% Senior Secured Notes due 2019. The newly issued notes are guaranteed by certain subsidiaries of Shea Homes Limited Partnership.

According to information provided by the exchange agent, Wells Fargo Bank, National Association, $742,575,000 aggregate principal amount, or 99%, of the privately placed 8.625% Senior Secured Notes due 2019 were tendered for exchange in the exchange offer. The exchange offer expired at midnight New York City time on May 3, 2012.

The outstanding notes were privately placed in May 2011. The Companies are making this exchange offer to satisfy their obligations under a registration rights agreement relating to the outstanding notes, pursuant to which the Companies agreed to issue notes registered under the Securities Act, which notes generally can be publicly traded, in exchange for the outstanding, privately placed notes, which are subject to certain transfer restrictions. The exchange offer will not affect the Companies’ outstanding debt levels, as new notes issued pursuant to the registration under the Securities Act will be issued only upon cancellation of a like amount of currently outstanding notes.

This announcement is not an offer to sell any securities, nor a solicitation of any offer to buy or exchange any securities. The exchange offer is made solely pursuant to the prospectus dated April 6, 2012, which has been filed with the Securities and Exchange Commission, including any supplements thereto.

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This news release contains forward-looking statements and information relating to Shea Homes Limited Partnership and its subsidiaries that are based on the beliefs of, as well as assumptions made by, and information currently available to, our management. When used in this document, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to Shea Homes Limited Partnership and its subsidiaries are intended to identify forward-looking statements. These statements reflect our management’s current views with respect to future events, are not guarantees of future performance and involve risks and uncertainties that are difficult to predict. Further, certain forward-looking statements are based upon assumptions of future events that may not prove to be accurate. Such statements involve known and unknown risks, uncertainties, assumptions and other factors many of which are out of Shea Homes Limited Partnership’s and its subsidiaries’ control and difficult to forecast that may cause actual results to differ materially from those that may be described or implied. Such factors include but are not limited to: changes in employment levels; changes in the availability of financing for homebuyers; changes in interest rates; changes in consumer confidence; changes in levels of new and existing homes for sale; changes in demographic trends; changes in housing demands; changes in home prices; elimination or reduction of the tax benefits associated with owning a home; litigation risks associated with home warranty and construction defect and other claims; and various other factors, both referenced and not referenced above. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described as anticipated, believed, estimated, expected, intended, planned or projected. Except as required by law, Shea Homes Limited Partnership and its subsidiaries neither intend nor assume any obligation to revise or update these forward-looking statements, which speak only as of their dates. Shea Homes Limited Partnership and its subsidiaries nonetheless reserve the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact: Bruce Varker, CFO @ (909) 594-9500 or bruce.varker@sheahomes.com

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